                                                                    EXHIBIT 10.3

                                   THE TORO COMPANY
                                 EMPLOYMENT AGREEMENT
                             AND COVENANT NOT TO COMPETE


    THIS EMPLOYMENT AGREEMENT AND COVENANT NOT TO COMPETE (the "Agreement") dated October 23, 1997, is made and entered into by and among The Toro Company, a Delaware corporation ("Toro"), Exmark Manufacturing Company Incorporated, a Nebraska corporation ("Exmark"), and _____________, a resident of __________, __________ ("Employee").

    WHEREAS, Employee is employed by Exmark;

    WHEREAS, Toro has agreed, subject to certain terms and conditions, to acquire Exmark pursuant to the terms of an Agreement and Plan of Merger dated October 23, 1997 (the "Merger Agreement"), by and among Toro, Exmark and EMCI Acquisition Corp., a wholly owned subsidiary of Toro ("Merger Subsidiary");

    WHEREAS, under the terms of the Merger Agreement, Merger Subsidiary will be merged with and into Exmark (the "Merger"), and Exmark will be the surviving corporation and a wholly owned subsidiary of Toro ("Surviving Corporation");

    WHEREAS, Employee is a shareholder of Exmark and will receive a portion of the consideration paid by Toro in connection with the Merger, and the execution of this Agreement is an express condition of Toro to the consummation of the Merger;

    WHEREAS, Toro desires Employee to continue to be employed by Exmark following the Merger because Employee possesses certain unique skills, talents, contacts, judgment, and knowledge of Exmark's businesses, strategies, and objectives;

    WHEREAS, in order to provide for continuity in the management of the Surviving Corporation as a subsidiary of Toro, which continuity is deemed to be vital to the continued growth and success of Toro, and in order that Toro and the Surviving Corporation may continue to avail itself of the unique skills, talents, contacts, judgment, and knowledge of Employee, Toro desires to ensure the retention of Employee in the employ of the Surviving Corporation;

    WHEREAS, the parties recognize the critical importance to Toro, its employees and shareholders of preserving the confidentiality of Toro's and the Surviving Corporation's trade secrets and its proprietary and confidential information, and of protecting Toro and the Surviving Corporation against competition from former executives or other key employees of Toro and the Surviving Corporation following their separation from the Surviving Corporation;

    WHEREAS, for the benefit of all of the parties, each of Toro, the Surviving Corporation and Employee desire to set forth the terms and conditions of future employment as provided herein;

    NOW, THEREFORE, in consideration of the mutual promises herein and the terms and conditions set forth herein, the parties hereto mutually agree as follows:

    1. DEFINITIONS. For purposes of this Agreement, the terms listed below shall be defined as follows:

         (a) "Company" shall mean, individually and collectively, each of Toro, Exmark and the Surviving Corporation following the Merger and any past, present or future parent, subsidiary or affiliate of Toro, Exmark or the Surviving Corporation.

         (b) "Products" shall mean all products and services developed, manufactured, marketed, licensed, leased, sold, or serviced by Exmark, the Surviving Corporation, the Landscape Contractor Group of Toro or any other subsidiary of Toro engaged directly or indirectly in the commercial landscape equipment business (collectively, the "LCG Group") individually or jointly with third parties, or by their employees, agents or independent representatives in the course of their relationship with the LCG Group. Products shall specifically exclude products and services relating to the residential consumer landscape equipment business.

         (c) "Customers" shall mean any person, firm, corporation, partnership, joint venture or other entity or enterprise called upon by any member of the LCG Group or by their employees, agents or independent representatives for the purposes of developing, manufacturing, marketing, licensing, leasing, selling, or servicing products of the LCG Group at any time during the 18-month period immediately preceding the effective date of the termination of Employee's employment with the Surviving Corporation. Customers shall also include all existing customers, licensees, lessees, or clients of the LCG Group.

         (d) "Confidential Information" shall include, but is not limited to, the following types of Company information and other information of a similar nature (whether or not reduced to writing): names of Customers and other information relating to Customers, lists of Customers, employee expense records containing the names of Customers, price lists, pricing policy, Company strategy and business plans, Company tactics, sales forecasts, sales reports and other sales materials, computer software in various stages of development, computer software source codes and object codes, copyrights, concepts, data, designs, diagrams, documentation, drawings, discoveries, financial statements or reports, flowcharts,

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    ideas, inventions, "know-how," manuals, marketing and development plans, marketing techniques and materials, models, prototypes, procedures, processes, research, trade secrets, techniques and any other proprietary information. Confidential Information also includes any information described above that the Company obtains from another party and that the Company or such other party treats as proprietary or designates as confidential information, whether or not owned or developed by the Company.


         Confidential Information shall NOT include any of the following:
    (i) information in the public domain at the time of the disclosure to Employee by the Company; (ii) information that, after disclosure to Employee, becomes part of the public domain, other than by an act or omission of Employee; (iii) information that is subsequently disclosed or made available to Employee without any obligation of confidence by a third party having a bona fide right to disclose or make available such information; and (iv) information that has been made public by way of sales literature, Company newsletters, public speeches by officers of the Company, or information disclosed to the media by officers of the Company.

         (e) "Effective Date" means the date the Merger becomes effective in accordance with the terms of the Merger Agreement. In the event the Merger is not consummated, this Agreement shall be of no force or effect.

    2.   TERMS OF EMPLOYMENT.

         2.01 LENGTH OF EMPLOYMENT. Subject to the terms and conditions provided herein, and subject to the consummation of the Merger, the Surviving Corporation hereby agrees to employ Employee, and Employee hereby accepts employment by the Surviving Corporation, for a term commencing as of the Effective Date and continuing until October 31, 1999 (the "Initial Employment Term"). The Initial Employment Term of Employee will expire on October 31, 1999, without further obligation for either party. In addition, the Surviving Corporation may terminate the employment of Employee at any time during the Initial Employment Term upon 30 days notice, without cause, provided the Surviving Corporation pays Employee severance pay as described in Section 6 of this Agreement. Following the expiration of the Initial Employment Term, the parties hereto acknowledge and agree that Employee's employment with the Surviving Corporation shall be an at-will relationship, that either Employee or the Surviving Corporation may terminate such employment, without cause, at any time, and that such termination shall not constitute a breach of any express or implied contract or covenant, and will not be deemed tortious, wrongful or give rise to any claim or liability whatsoever (unless a waiver of such a claim is expressly prohibited by statute). Further, after the Initial Employment Term, Employee's employment shall continue to be subject to the terms and conditions of this Agreement, specifically including, without limitation, Sections 7, 8, 9, 10, 11 and 18 hereof.

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         2.02 TERMINATION FOR CAUSE.  Notwithstanding the foregoing, the
Surviving Corporation may terminate Employee's employment for cause without notice and without further obligation of any kind to Employee. For purposes of this Agreement, "cause" shall mean:

         (a) any fraud, misappropriation of funds or any corporate opportunity, dishonesty, sexual or other harassment, or embezzlement by Employee in connection with the business of the Surviving Corporation;

         (b) any conviction of or nolo contendere plea to a felony by Employee that has or can reasonably be expected to have a demonstrably detrimental effect on the Surviving Corporation;

         (c) any gross neglect or persistent neglect by Employee to perform the duties assigned to him by the Surviving Corporation, provided that Employee shall first have received a written notice from the Surviving Corporation that sets forth in reasonable detail the manner in which Employee has grossly or persistently neglected his duties and Employee shall have a period of 20 days to cure the same, unless the same cannot be reasonably cured within the 20-day period, in which event Employee shall have up to an additional 20 days to cure the same so long as Employee is diligently seeking to cure the same; provided, however, that the Surviving Corporation shall not be required to give written notice of, nor shall Employee have a period to cure, the same or any similar gross neglect or persistent neglect of which the Surviving Corporation has previously given written notice to Employee hereunder;

         (d) any material breach by Employee of Employee's obligations under this Agreement other than a breach covered by any other subsection of this
    Section 2.02, provided that Employee shall first have received a written notice from the Surviving Corporation that sets forth in reasonable detail the manner in which Employee materially breached this Agreement and Employee shall have a period of 20 days to cure the same, unless the same cannot be reasonably cured within the 20-day period, in which event Employee shall have up to an additional 20 days to cure the same so long as Employee is diligently seeking to cure the same; provided, however, that the Surviving Corporation shall not be required to give written notice of, nor shall Employee have a period to cure, the same or any similar material breach of this Agreement of which the Surviving Corporation has previously given written notice to Employee hereunder;

         (e) Employee's use of narcotics, liquor or illicit drugs that has a demonstrably detrimental effect on the performance of his employment responsibilities; and

         (f) any violation of Toro's then-current Ethics and Conflict of Interest Policy that has or can reasonably be expected to have a demonstrably detrimental effect on Toro or the Surviving Corporation.

         2.03 TERMINATION UPON DEATH OF EMPLOYEE. The term of Employee's employment under this Agreement shall automatically terminate in the event of Employee's death, in which case no severance payment shall be made.

         2.04 TERMINATION UPON DISABILITY OF EMPLOYEE. In the event Employee becomes mentally or physically disabled during the term of employment hereunder, his employment under this Agreement shall terminate as of the date such disability is established, in which case no severance payment shall be made.
For purposes of this Agreement, "disabled" means suffering from any mental or physical condition, other than the use of alcohol or illegal use of narcotics or other illicit drugs, which renders Employee unable to perform substantially all of Employee's duties and services under this Agreement in a satisfactory manner for a period of 90 consecutive days. The date that Employee's disability is established shall be the 91st day upon which such impaired condition exists.

         2.05 TERMINATION BY MUTUAL AGREEMENT. The Surviving Corporation and Employee may terminate the employment relationship at any time by mutual written agreement signed by both the Surviving Corporation and Employee, in which case no severance payment shall be made unless specifically provided for in the mutual written agreement terminating the employment relationship. Also, if at any time Employee voluntarily terminates his employment with the Surviving Corporation, no severance payment shall be made to Employee.

    3. SERVICE WITH THE COMPANY. During the term of this Agreement, Employee agrees to perform such reasonable employment duties as the Surviving Corporation shall assign to him from time to time, which shall be reasonably consistent with executive level services. Employee shall not be obligated to relocate.

    4. PERFORMANCE OF DUTIES. Employee agrees to serve the Surviving Corporation faithfully and to the best of his ability and to devote his full business time, attention, and efforts to the business and affairs of the Surviving Corporation during the term of this Agreement. Employee shall not at any time during the term of this Agreement render any services for compensation to any person or entity other than the Surviving Corporation and the Company; provided, however, that Employee may engage in business activities unrelated to the commercial landscape equipment business if such activities do not interfere with Employee's obligations to the Surviving Corporation and if substantially all of such activities are conducted outside regular working hours.

    5.   COMPENSATION AND EMPLOYEE BENEFITS.

         5.01 SIGNING BONUS. On the Effective Date, Toro shall, or shall cause the Surviving Corporation to, pay to Employee a one-time signing bonus of $_________ (the "Signing Bonus"); provided, however, that Employee expressly agrees to repay to the Surviving Corporation (a) an amount equal to 20% of the Signing Bonus plus (b) the amount of severance paid pursuant to Section 6 below, if any, and Toro and the Surviving Corporation shall have the right to seek recovery of such amounts, if Employee knowingly violates any of the obligations under Section 9 below. Employee expressly agrees that these repayment obligations are in addition to any other remedies to which the Surviving Corporation and/or Toro may be entitled, including but not limited to the remedies of injunctive relief and monetary damages.

         5.02 BASE SALARY. As base compensation for all services to be rendered by Employee under this Agreement during the Initial Employment Term, the Surviving Corporation shall pay to Employee the following annual base salary: (a) for the period between the date Employee commences employment with the Surviving Corporation through October 31, 1998, the Surviving Corporation will pay Employee an annual base salary of $_________, and (b) for the period from November 1, 1998 through October 31, 1999, the Surviving Corporation will pay Employee an annual base salary of $_________. The annual base salary shall be payable in substantially equal periodic installments in accordance with the Surviving Corporation's standard payroll procedures and policies. If Employee continues to be employed by the Surviving Corporation after the Initial Employment Term, his base salary shall remain unchanged unless Employee and the Surviving Corporation shall agree otherwise.

         5.03 NO INCENTIVE OR PERFORMANCE BONUSES. During the Initial Employment Term, Employee will not be eligible to receive any incentive or performance bonuses of the Surviving Corporation or Toro. Following the Initial Employment Term, Employee shall be eligible to participate in such Toro incentive or other performance bonus programs to the extent that his position, title, tenure, salary and other qualifications make him eligible.

         5.04 NO PARTICIPATION IN STOCK OPTION PLANS. During the Initial Employment Term, Employee will not be eligible to participate in any stock option plans of Toro. Following the Initial Employment Term, Employee and Toro agree to discuss whether Employee will be eligible to participate in any Toro stock option plans, which eligibility for participation shall be in the absolute and sole discretion of Toro.

         5.05 PARTICIPATION IN BENEFIT PLANS. Employee shall be entitled to participate in all employee benefit plans or programs of the Surviving Corporation, unless otherwise expressly prohibited herein, to the extent that his position, title, tenure, salary, age, health, and other qualifications make him eligible to participate and to the extent that such participation is not prohibited by this Agreement. The Surviving Corporation does not guarantee the adoption or continuation of any particular employee benefit plan or program

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during the term of this Agreement, and Employee's participation in any plan or program shall be subject to the provisions, rules and regulations applicable thereto.

         5.06 VACATION. Employee shall be entitled to four weeks paid vacation per year pursuant to such general polices and procedures of the Surviving Corporation as are from time-to-time adopted by the Surviving Corporation.

         5.07 EMPLOYMENT-RELATED EXPENSES. The Surviving Corporation shall pay or reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties pursuant to this Agreement, according to the general policies and procedures of the Surviving Corporation, and subject to the timely presentment of appropriate vouchers in accordance with the Surviving Corporation's general policies and procedures for expense verification.

         5.08 AUTOMOBILE. The Surviving Corporation shall provide Employee with an automobile for use in the performance of his duties for the Surviving Corporation and shall pay all reasonable and necessary maintenance, repair, insurance, fuel and other costs assigned with such automobile.

    6. SEVERANCE PAY. If, at any time prior to October 31, 1999, Employee's employment with the Surviving Corporation is terminated without cause (as defined in Section 2.02 above) by the Surviving Corporation pursuant to
Section 2.01 above, and provided Employee executes a comprehensive release of all claims acceptable to the Surviving Corporation, Employee shall be entitled to receive as severance pay (a) a lump-sum payment in an amount equal to the remainder of Employee's annual base salary from the date of such termination through October 31, 1999, as though Employee had remained in the employment of the Surviving Corporation, and (b) the continued payment of premiums for health insurance through October 31, 1999, as though Employee had remained in the employment of the Surviving Corporation. This severance pay shall be in lieu of any other compensation of any kind otherwise payable to Employee under this Agreement. Neither the Surviving Corporation nor Toro shall be required to continue providing benefits pursuant to Section 5.05 above, unless otherwise required to by the provisions, rules and regulations of a particular plan or by law or as expressly agreed in this Section 6. Employee shall not be entitled to severance pay if at any time prior to October 31, 1999, (a) the Surviving Corporation terminates Employee's employment for cause as defined in Section
2.02 above or (b) Employee dies, becomes disabled as defined in Section 2.04 above, or voluntarily terminates employment with the Surviving Corporation. If Employee's employment with the Surviving Corporation is terminated for any reason after October 31, 1999, Employee shall not be entitled to any severance pay or other severance related compensation of any kind.

    7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Except with prior written permission from the Surviving Corporation and Toro or as required by his duties to the Surviving Corporation, Employee shall never disclose or use any Confidential Information

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of which Employee becomes informed during his past, present or future employment with the Surviving Corporation, whether or not developed by Employee. Employee agrees that he will hold in strictest confidence and not use for his own benefit, or the benefit of any third party, any Confidential Information at any time before or after termination of Employee's employment with the Company (whether by the Surviving Corporation, by Employee or by operation of this Agreement or law).

    8. DELIVERY OF CONFIDENTIAL INFORMATION. Upon termination of his employment (whether by the Surviving Corporation, by Employee or by operation of this Agreement or law), Employee agrees to deliver to the Surviving Corporation all materials that include Confidential Information then in the possession of Employee or an agent of Employee. Employee agrees and understands that the Confidential Information and all information contained therein shall be at all times the property of the Company. Further, upon termination of his employment, Employee agrees to make available to any person designated by the Surviving Corporation all information concerning pending or prior transactions that may affect the operation of the Surviving Corporation or Toro about which Employee has knowledge. The obligations of Employee contained in this Section 8 are in addition to the obligations of Employee to return to the Surviving Corporation, upon the termination of his employment, all property of the Company then in his possession.

    9. NON-COMPETITION AND NON-SOLICITATION. The execution of this Agreement is an express condition precedent of Toro to the acquisition of Exmark through the Merger, and the parties mutually agree that Employee is receiving substantial consideration through the payment of the Signing Bonus for, among other things, the covenants of Employee set forth in this Section 9. Further, it is mutually acknowledged that, by virtue of Employee's employment with the Surviving Corporation, the Company will divulge or make accessible to Employee, and Employee will become possessed of, certain Confidential Information concerning the Company's business. Without limitation, it is also specifically acknowledged that great trust on the part of the Company will reside in Employee because Employee's duties will include involvement in the management, promotion, and development of the Company's business. Accordingly, the parties deem it necessary to enter into the protective agreements set forth below, the terms and conditions of which have been negotiated by and between the parties hereto:

         (a) Employee understands and agrees that Exmark has devoted and the Surviving Corporation and Toro will continue to devote a great effort in building an effective organization with the reputation of honesty, reliability, dependability, and quality in its Products by utilizing unique and effective management, sales, service, marketing, finance, and other corporate techniques. Employee further understands and agrees that the Company has gained a unique reputation in its industry by developing, marketing, licensing, leasing, and selling only high-quality Products, and for its ability to develop, market, sell, license, lease, and service these Products to the greatest extent possible. Employee further understands and agrees that this reputation is a major factor in developing and acquiring high-quality

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    Products and bringing about the sales of such Products, and accounts for the continued success of the Company in the technologically complex and competitive business in which the Company engages.

         (b) Employee understands and agrees that he will necessarily become privy to relationships with Customers and employees of the Company, names and lists of Customers, confidential plans and structures, lists and specifications of Products, and other Confidential Information. Employee also understands and agrees that, to the extent he is directly or indirectly involved in the marketing or sales aspect of the LCG Group's business, he will necessarily establish a unique and strong personal and professional relationship with certain of the LCG Group's Customers during the term of this Agreement. Furthermore, Employee understands and agrees that such information, as well as information obtained as to Customers' methods of doing business, specifications of Customers' product requirements, the time, places and other details of when, where, and how to contact and best serve the Customers, the Customers' prior, present and future product usage, the Customers' general "school" of thought as to the product, the Customers' biases and prejudices as to various products, information as to other employees or third parties who influence Customers' decisions, and the extensive and frequent contact with Customers in the personal relationship acquired with Customers, all constitute legitimate and protectable business interests of the Company. This information is now and, even if such information is enhanced by Employee, will continue to be extremely proprietary and confidential and thereby the exclusive property of the Company.

         (c) Employee agrees that any inventions, discoveries, information, ideas, or other Confidential Information in whole or part conceived, developed, or made by Employee (at any time prior to or after the date of this Agreement) through the use of Confidential Information or any of the Company's equipment, facilities, trade secrets or time, or which resulted or will result from any work performed by any employee of the Company, belongs and shall belong exclusively to the Surviving Corporation, are, and shall be deemed part of the Confidential Information for purposes of this Agreement, and have been, or shall be disclosed to and assigned only to the Surviving Corporation. Employee shall assist the Surviving Corporation in filing any related patent applications or copyright registrations. Notwithstanding the above, Employee shall retain all rights to any invention developed by Employee for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Employee's own time unless: (i) the invention relates directly to the business of the LCG Group or to the LCG Group's actual or demonstrably anticipated research or development; or (ii) the invention results from any work performed by Employee for the Company.

         (d) Employee acknowledges and agrees that the Company has a legitimate protectable interest in the assets, Confidential Information and trade

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    secrets which will necessarily be imparted to Employee during the term of his employment by the Surviving Corporation, together with a legitimate business interest and right to prohibit the Surviving Corporation's former employees from soliciting Customers or other employees of the Company after termination of Employee's relationship with the Surviving Corporation.

         (e) Employee acknowledges and agrees that the restrictions, limitations, and covenants made by Employee herein, including the non-compete and non-solicitation agreements contained in this Section 9, are reasonable and valid and should be strictly enforced and upheld by any court of competent jurisdiction.

         (f) Employee further understands and agrees that all present Customers and all future Customers called upon by Employee during the term of his employment by the Surviving Corporation are the exclusive Customers of the Company and not those of Employee.

         (g) Employee, therefore, agrees that, during the period Employee is employed by the Surviving Corporation or associated with the Surviving Corporation or Toro and for a period of 18 months after the effective date of termination of Employee's employment (whether by the Surviving Corporation, by Employee or by operation of this Agreement or law) or Employee's association with the Surviving Corporation or Toro, whichever is later, he will not directly or indirectly, either for his own account or for the benefit of any person, firm or corporation, engage in the development, marketing, sale, service or distribution of Products of the LCG Group, of any other product or service substantially similar to such Products or that perform substantially similar functions as such Products, or of any otherwise competitive products or services, provided, however, that products and services relating to the residential consumer landscape equipment business shall not be covered by this Section 9(g).

         (h) Employee agrees that during the period Employee is employed by the Surviving Corporation or associated with the Surviving Corporation or Toro and for a period of 18 months after the effective date of termination of Employee's employment (whether by the Surviving Corporation, by Employee or by operation of this Agreement or law) or Employee's association with the Surviving Corporation or Toro, whichever is later, Employee shall not enter into substantive discussions regarding or accept any relationship or position as a sales or marketing representative, consultant, direct manager, officer, executive, or other employee or representative with any person, firm, corporation, association, partnership or entity which, during the term of Employee's employment by the Surviving Corporation or association with the Surviving Corporation or Toro or for a period of 18 months thereafter, was or is engaged in any business that is in competition with the commercial landscape equipment business of the LCG Group.

         (i) During Employee's employment by the Surviving Corporation or association with the Surviving Corporation or Toro and for a period of 18 months after the effective date of termination of Employee's employment (whether by the Surviving Corporation, by Employee or by operation of this Agreement or law) or Employee's association with the Surviving Corporation or Toro, whichever is later, Employee shall not directly or indirectly own or be a shareholder of, member of, partner of, or otherwise participate in any company engaged in any business that is in competition with the commercial landscape equipment business of the LCG Group. Notwithstanding the above, Employee may hold or be the beneficial owner of up to a one percent (1%) interest in any publicly held or traded company and shall have an unlimited right to invest in any mutual fund which is publicly traded or managed by a financial institution.

         (j) During Employee's employment by the Surviving Corporation or association with the Surviving Corporation or Toro and for a period of 18 months after the effective date of termination of Employee's employment (whether by the Surviving Corporation, by Employee or by operation of this Agreement or law) or Employee's association with the Surviving Corporation or Toro, whichever is later, Employee agrees to refrain from directly or indirectly soliciting or enticing, on his own behalf or in the service of or on behalf of others, either (i) the Company's employees or independent agents so as to induce them to leave their employment or relationship with the Company, or (ii) any current or former Customers of the Company so as to induce them to use any company other than the Company.

         (k) For a period of 18 months after the effective date of termination of Employee's employment (whether by the Surviving Corporation, by Employee or by operation of this Agreement or law) or Employee's association with the Surviving Corporation or Toro, whichever is later, Employee shall inform any prospective new employer or associate prior to accepting any employment or any business relationship of the existence of this Agreement and provide them with a copy of this Agreement (with compensation information redacted, if desired).

         (l) Employee understands and agrees that the restrictions and covenants in this Section 9 will not prohibit Employee from pursuing his career upon termination of this Agreement. Further, Employee acknowledges that his career skills and livelihood are not limited to the markets or industry served by the LCG Group and that, upon termination, he could obtain employment in industries within or outside of the industry in which the LCG Group is engaged.

    10. SPECIFIC ENFORCEMENT. Employee understands and agrees that a breach by him of any provisions of this Agreement may cause the Surviving Corporation or Toro irreparable injury and damage that cannot be compensated by receipt of money damages. Employee, therefore, expressly agrees that the Surviving Corporation and Toro shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief to prevent a breach of this Agreement or any part hereof.

    11. RECOVERY OF ATTORNEY FEES. Except as provided for in Section 18 below concerning matters submitted to arbitration, the losing party agrees to pay all reasonable attorneys' fees and court costs that may be incurred by the prevailing party in enforcing this Agreement and any of the covenants of this Agreement, together with attorneys' fees and costs for the collection of any judgments in its favor arising out of this Agreement.

    12. ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of Exmark, the Surviving Corporation and Toro and their successors and assigns. Employee expressly acknowledges and agrees to any assignment of this Agreement resulting from the Merger by operation of law or otherwise and the Surviving Corporation shall for all purposes herein be deemed to be Exmark's successor in interest with all of the rights that Exmark held under this Agreement or otherwise prior to the Merger. Employee may not assign this Agreement or any rights hereunder. Any purported or attempted assignment or transfer by Employee of this Agreement or any of Employee's duties, responsibilities, or obligations hereunder shall be void.

    13. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given on the date of service if personally served on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is given, by first class mail, postage prepaid, and properly addressed as follows:

         TO THE COMPANY AT:            The Toro Company
                                       8111 Lyndale Avenue South
                                       Bloomington, MN 55420-1196
                                       Attn:  General Counsel

         TO EMPLOYEE AT:               ______________________
                                       ______________________
                                       ______________________
                                       ______________________

    Any party may change the address for the purpose of this Section 13 by giving the other written notice of the new address in the manner set forth above.

    14. CONSTRUCTION AND SEVERABILITY. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Minnesota. In any dispute not arbitrable under Section 18, Employee agrees to submit to the personal jurisdiction of the federal and state courts located in Minnesota, and both parties agree to commence any lawsuit related to such non-arbitrable dispute in the federal or state courts located in Minnesota. To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable, the invalid or unenforceable portion of such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance and not in limitation of the foregoing, it is expressly agreed that, should the duration of, or geographical extent of, or business activities covered by, the non-competition and non-solicitation covenants contained in Section 9 above be determined to be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, or extent, or those activities that may validly or enforceably be covered. Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. Any provision of this Agreement that is found by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only the extent of such prohibition or unenforceability without invalidating the remaining terms hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

    15. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement between the Surviving Corporation and Employee with respect to his employment by the Surviving Corporation, and there are no undertakings, covenants, or commitments other than as set forth herein. This Agreement may not be altered or amended, except by a writing executed by the party against whom such alteration or amendment is to be enforced. This Agreement supersedes any and all prior understandings or agreements between the parties.

    16. SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement which, by their express or implied terms, extend beyond the expiration of this Agreement or the termination of Employee's employment hereunder, shall continue in full force and effect, notwithstanding the expiration of this Agreement or the termination of Employee's employment hereunder.

    17. WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy granted hereby or by any related document or law.

    18. ARBITRATION OF DISPUTES. Except with respect to rights enforceable by means of injunctive relief or specific performance from a court of competent jurisdiction, including but not limited to the Company's right to recover the Signing Bonus or its right to enforce Employee's obligations under Sections 7, 8 and 9 above, if a dispute arises out of or relates to this Agreement, or the performance or breach thereof, the parties agree to resolve the controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, through binding arbitration by a single arbitrator pursuant to the Rules of the American Arbitration Association. The arbitration shall be conducted in Minneapolis, Minnesota, and the arbitrator shall apply the laws of the State of Minnesota. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in any court of competent jurisdiction. All costs and expense, including reasonable attorney's fees, of all parties incurred in any dispute which is determined by arbitration pursuant to this Section 18 shall be borne by the party determined to be liable in respect of such dispute; provided, however, that if complete liability is not assessed against only one party, the parties shall share the total costs in proportion to their respective amounts of liability so determined. Employee agrees to continue performing his obligations under Sections 7, 8 and 9 above while the dispute is being resolved.

    19. WITHHOLDING TAXES. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

    20. CAPTIONS AND HEADINGS. The captions and section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

    IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed in Minneapolis, Minnesota, as of the day and year first above written.

                                       EXMARK MANUFACTURING COMPANY
                                       INCORPORATED


                                       By ________________________
                                          Its ______________________



                                       THE TORO COMPANY


                                       By ________________________
                                          Its ______________________


                                       [EMPLOYEE]


                                       __________________________